Exhibit 99.1

October 25, 2018

Gardner Denver Reports Strong Third Quarter 2018 Results

•	Revenues of $689 million increased 6% over the prior year

•	Reported net income of $72 million compared to prior year of $28 million

•	Adjusted EBITDA of $182 million grew 11% over the prior year with a margin of 26.4%, an improvement of 100 basis points

•	Free cash flow of $93 million compared to prior year of $54 million

•	Completed debt repayment of $152 million from available cash on hand, bringing total year debt pay down to $262 million

•	Reaffirming full year 2018 Adjusted EBITDA guidance range of $690 million to $705 million

Milwaukee, WI (October 25, 2018) -- Gardner Denver Holdings, Inc. (NYSE: GDI) announced today third quarter revenues of $689 million, up 6% compared to the prior year and a 7% increase excluding the impact of foreign currency (“FX”).

Net income attributable to Gardner Denver in the quarter was $72 million, or $0.35 per share based on share count of 209 million, compared to prior year net income attributable to Gardner Denver of $28 million, or $0.13 per share based on share count of 208 million.  Adjusted net income increased 21% to $103 million, or $0.49 per share, compared to $85 million, or $0.41 per share, in the prior year.  Adjusted EBITDA was $182 million, up 11% compared to the prior year.  Adjusted EBITDA as a percentage of revenues expanded 100 basis points to 26.4% as compared to 25.4% in the prior year, driven primarily by organic growth and operational efficiencies in the Industrials and Medical segments.

In the third quarter, Gardner Denver generated $104 million of cash flow from operating activities and invested $11 million in capital expenditures, resulting in free cash flow of $93 million, as compared to the prior year of $54 million.  Third quarter net debt to Adjusted EBITDA leverage improved to 2.2x from 2.4x in the second quarter of 2018.

Business Trends

“The third quarter was another strong quarter of balanced commercial and operational execution across each of our segments resulting in continued profitability growth and margin expansion across total Gardner Denver,” said Vicente Reynal, Chief Executive Officer.  “Despite some of the known headwinds entering the quarter related to tariffs and FX, our business continued to see solid orders and revenue performance.  In addition, many of our operational and cost initiatives are unlocking incremental value as evidenced by the 11% Adjusted EBITDA growth and Adjusted EBITDA margin expansion of 100 basis points over the prior year.”

“In the Industrials segment, we continue to see strong end market activity with positive trends across all major geographies leading to double digit revenue growth.  Organic growth continues to trend in the high single digit range which we believe is very much in line with the GDP-plus growth target we have in the business and reflective of the efforts we have made around innovation, emerging markets growth and demand generation,” continued Reynal.  “In the Energy segment, despite some of the known Permian takeaway capacity concerns, our upstream business continues to execute well with 9% orders growth led most notably by strength in consumables and other aftermarket parts and services.  In the downstream side of the business, end market activity remains healthy as we continue to build backlog for 2019.  Within the quarter, we did see the expected decline in Energy segment revenues due to the timing of large volume of downstream projects shipped in the third quarter of the prior year.  In the Medical segment, continued momentum on design wins and new product introductions drove double digit orders growth for the fifth consecutive quarter and 100 basis points of Adjusted EBITDA margin expansion.”

“I continue to be very pleased with the progress we are making on cash generation and executing on our balanced capital allocation strategy of debt pay down, M&A and opportunistic share repurchases,” added Reynal.  “Due in large part to the 70% growth in free cash flow and improving internal cash management processes, we were able to pay down $152 million of debt as well as repurchase $5.6 million of shares.  We view this as an incremental tool to return value to shareholders, and we will continue to assess incremental debt pay down and opportunistic share repurchases on a quarter to quarter basis based on market conditions as well as total business capital allocation priorities.  From an M&A perspective, the funnel continues to remain active and we expect to close at least one to two more transactions between now and the end of the year.”

Third quarter 2018 performance:

Industrials

-	Orders of $313 million, up 7% compared to the prior year, and up 8% excluding the impact of FX
-	Revenues of $320 million, up 11% compared to the prior year, and up 13% excluding the impact of FX
-	Segment Adjusted EBITDA of $72 million, up 14% from $63 million in the prior year
-
Segment Adjusted EBITDA margin of 22.5%, up 60 basis points from 21.9% in the prior year, driven by the impacts of organic volume growth, pricing and targeted cost actions offsetting the decretive impacts of the Runtech acquisition and tariffs.

Energy

-	Orders of $261 million, up 4% compared to the prior year, and up 5% excluding the impact of FX
-	Upstream Energy orders of $167 million, up 9% compared to the prior year excluding the impact of FX
-	Revenues of $299 million, down 1% compared to the prior year, and flat excluding the impact of FX
-	Upstream Energy revenues of $186 million, up 6% compared to the prior year excluding the impact of FX
-	Segment Adjusted EBITDA of $95 million, down 4% from $99 million in the prior year
-
Segment Adjusted EBITDA margin of 31.8%, down 90 basis points from 32.7% in the prior year, driven by the expected decrease in revenues in the downstream business due to timing of large project shipments

Medical

-	Orders of $74 million, up 20% compared to the prior year, and up 21% excluding the impact of FX
-	Revenues of $71 million, up 18% compared to the prior year, and up 19% excluding the impact of FX
-	Segment Adjusted EBITDA of $21 million, up 22% from $17 million in the prior year
-	Segment Adjusted EBITDA margin of 29.1%, up 100 basis points from the prior year, driven primarily by strong organic volume growth due to ongoing design wins and new product innovation

2018 Guidance and Outlook

“We are reaffirming our full year 2018 Adjusted EBITDA guidance range of $690 million to $705 million,” stated Reynal.  “Reaffirming our guidance range despite the known headwinds of FX and tariffs as well as some temporary flattening of demand in the upstream energy business due to the current Permian dynamic speaks to the expectation of ongoing commercial and operational execution across our three segments as well as prudent cost control.  In addition, given strong cash generation and continued working capital discipline, we expect improvement in our leverage ratio and are targeting a net debt to Adjusted EBITDA ratio of approximately 2.0x by year end.”

Conference Call

Gardner Denver will broadcast a conference call to discuss results for the third quarter of 2018 on Friday, October 26, 2018 at 8:00 a.m. Eastern time (7:00 a.m. Central time) through a live webcast.  This webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investors section on the Gardner Denver website at http://investors.gardnerdenver.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934.  These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Business Trends and Outlook” and “2018 Guidance” sections of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.  Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness.  Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in our most recent annual report on form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries.  Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers’ specific uses.  Gardner Denver supports its customers through its global geographic footprint of 39 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,700 employees world-wide.

Gardner Denver uses its website www.gardnerdenver.com as a channel of distribution of Company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website.  Accordingly, investors should monitor Gardner Denver’s website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.  In addition, you may automatically receive e-mail alerts and other information about Gardner Denver when you enroll your e-mail address by visiting the “Email Alerts” section of Gardner Denver’s website at http://investors.gardnerdenver.com.

Contact

Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com

Non-U.S. GAAP Measures of Financial Performance

In addition to consolidated GAAP financial measures, Gardner Denver reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”

Gardner Denver believes Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Gardner Denver’s business.  Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items.  Adjusted Net Income is defined as net income (loss) including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions.  Gardner Denver believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding.

Gardner Denver uses Free Cash Flow to review the liquidity of its operations.  Gardner Denver measures Free Cash Flow as cash flows from operating activities less capital expenditures.  Gardner Denver believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt.  Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Gardner Denver’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation.  Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP.  In addition, Gardner Denver believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to net income (loss), diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Gardner Denver’s results as reported under GAAP.

Reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Reconciliations of non-GAAP measures related to full year 2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in millions, except per share amounts)
 (Unaudited)

	For the Three		For the Nine
	Month Period Ended		Month Period Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$689.3	$649.6	$1,977.1	$1,710.4
Cost of sales	426.9	395.7	1,233.6	1,066.0
Gross Profit	262.4	253.9	743.5	644.4
Selling and administrative expenses	107.7	111.0	330.4	338.9
Amortization of intangible assets	31.0	29.5	93.4	87.6
Other operating expense, net	6.0	17.4	10.8	186.7
Operating Income	117.7	96.0	308.9	31.2
Interest expense	24.4	30.1	76.5	115.4
Loss on extinguishment of debt	0.9	34.1	1.0	84.5
Other income, net	(2.4)	(0.6)	(6.7)	(2.4)
Income (Loss) Before Income Taxes	94.8	32.4	238.1	(166.3)
Provision (benefit) for income taxes	22.6	4.4	63.2	(41.2)
Net Income (Loss)	72.2	28.0	174.9	(125.1)
Less: Net income attributable to noncontrolling interests	-	-	-	0.1
Net Income (Loss) Attributable to Gardner Denver Holdings, Inc.	$72.2	$28.0	$174.9	$(125.2)
Basic income (loss) per share	$0.36	$0.14	$0.87	$(0.71)
Diluted income (loss) per share	$0.35	$0.13	$0.83	$(0.71)

 GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED BALANCE SHEETS
 (Dollars in millions, except share and per share amounts)
 (Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$269.0	$393.3
Accounts receivable, net of allowance for doubtful accounts
of $19.1 and $18.7, respectively	525.0	536.3
Inventories	550.1	494.5
Other current assets	63.4	39.5
Total current assets	1,407.5	1,463.6
Property, plant and equipment, net of accumulated depreciation
of $238.7 and $203.8, respectively	346.9	363.2
Goodwill	1,268.4	1,227.6
Other intangible assets, net	1,356.8	1,431.2
Deferred tax assets	1.1	1.0
Other assets	135.7	134.6
Total assets	$4,516.4	$4,621.2
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$7.9	$20.9
Accounts payable	320.0	269.7
Accrued liabilities	258.9	271.2
Total current liabilities	586.8	561.8
Long-term debt, less current maturities	1,747.4	2,019.3
Pensions and other postretirement benefits	90.5	99.8
Deferred income taxes	279.3	237.5
Other liabilities	189.0	226.0
Total liabilities	2,893.0	3,144.4
Stockholders’ equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized;
200,876,956 and 198,377,237 shares issued at September 30, 2018
and December 31, 2017, respectively	2.0	2.0
Capital in excess of par value	2,280.8	2,275.4
Accumulated deficit	(403.2)	(577.8)
Accumulated other comprehensive loss	(226.4)	(199.8)
Treasury stock at cost; 1,937,480 and 2,159,266 shares at September 30, 2018
and December 31, 2017, respectively	(29.8)	(23.0)
Total stockholders’ equity	1,623.4	1,476.8
Total liabilities and stockholders’ equity	$4,516.4	$4,621.2

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	For the	For the
	Nine Month	Nine Month
	Period Ended	Period Ended
	September 30,	September 30,
	2018	2017
Cash Flows From Operating Activities:
Net income (loss)	$174.9	$(125.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangible assets	93.4	87.6
Depreciation in cost of sales	33.9	33.2
Depreciation in selling and administrative expenses	7.3	6.1
Stock-based compensation expense	6.1	166.0
Foreign currency transaction (gains) losses, net	(0.6)	6.3
Net (gain) loss on asset dispositions	(1.1)	2.0
Loss on extinguishment of debt	1.0	84.5
Deferred income taxes	27.5	(68.1)
Changes in assets and liabilities:
Receivables	10.5	(65.9)
Inventories	(44.7)	(36.4)
Accounts payable	57.2	39.8
Accrued liabilities	(34.1)	(19.8)
Other assets and liabilities, net	(33.0)	(26.3)
Net cash provided by operating activities	298.3	83.9
Cash Flows From Investing Activities:
Capital expenditures	(32.1)	(36.4)
Net cash paid in business combinations	(113.6)	(18.8)
Proceeds from the termination of derivatives	-	6.2
Disposals of property, plant and equipment	3.1	5.9
Net cash used in investing activities	(142.6)	(43.1)
Cash Flows From Financing Activities:
Principal payments on long-term debt	(262.4)	(2,872.2)
Premium paid on extinguishment of senior notes	-	(29.7)
Proceeds from long-term debt	-	2,010.7
Proceeds from the issuance of common stock, net of share issuance costs	-	893.3
Purchase of treasury stock	(16.7)	(2.6)
Proceeds from stock option exercises	6.3	-
Purchase of shares from noncontrolling interests	-	(5.2)
Payments of debt issuance costs	-	(2.9)
Other	-	0.4
Net cash used in financing activities	(272.8)	(8.2)
Effect of exchange rate changes on cash and cash equivalents	(7.2)	14.6
Net (decrease) increase in cash and cash equivalents	(124.3)	47.2
Cash and cash equivalents, beginning of period	393.3	255.8
Cash and cash equivalents, end of period	$269.0	$303.0

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 RECONCILIATION OF NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE
 TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
 (Dollars in millions, except per share amounts)
 (Unaudited)

	For the Three		For the Nine
	Month Period Ended		Month Period Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Income (Loss)	$72.2	$28.0	$174.9	$(125.1)
Basic Earnings (Loss) Per Share (As Reported)[1]	$0.36	$0.14	$0.87	$(0.71)
Diluted Earnings (Loss) Per Share (As Reported)[1]	$0.35	$0.13	$0.83	$(0.71)
Plus:
Provision (benefit) for income taxes	22.6	4.4	63.2	(41.2)
Amortization of acquisition related intangible assets	27.2	27.3	82.8	80.4
Sponsor fees and expenses	-	-	-	17.3
Restructuring and related business transformation costs	12.3	6.3	25.2	20.5
Acquisition related expenses and non-cash charges	2.8	1.2	13.1	3.1
Environmental remediation loss reserve	-	-	-	0.9
Expenses related to public stock offerings	0.3	0.5	2.2	3.6
Establish public company financial reporting compliance	1.3	3.8	3.2	7.2
Stock-based compensation	1.1	9.8	2.9	166.0
Foreign currency transaction (gains) losses, net	(0.8)	1.7	(0.6)	6.3
Loss on extinguishment of debt	0.9	34.1	1.0	84.5
Shareholder litigation settlement recoveries	-	-	(4.5)	-
Other adjustments	0.7	1.4	0.4	3.5
Minus:
Income tax provision, as adjusted	37.9	33.3	87.7	77.8
Adjusted Net Income	$102.7	$85.2	$276.1	$149.2
Adjusted Basic Earnings Per Share	$0.51	$0.42	$1.37	$0.85
Adjusted Diluted Earnings Per Share[2]	$0.49	$0.41	$1.32	$0.82

Average shares outstanding:
Basic, as reported	201.9	201.3	201.8	175.7
Diluted, as reported[3]	209.1	208.1	209.6	175.7
Adjusted diluted[2]	209.1	208.1	209.6	180.9

1 Basic and diluted earnings per share (as reported) are calculated by dividing net income (loss) attributable to Gardner Denver Holdings, Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.
3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED
 NET INCOME AND CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
 (Dollars in millions)
 (Unaudited)

	For the Three		For the Nine
	Month Period Ended		Month Period Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Income (Loss)	$72.2	$28.0	$174.9	$(125.1)
Plus:
Interest expense	24.4	30.1	76.5	115.4
Provision (benefit) for income taxes	22.6	4.4	63.2	(41.2)
Depreciation expense	13.4	13.9	41.2	39.3
Amortization expense	31.0	29.5	93.4	87.6
Sponsor fees and expenses	-	-	-	17.3
Restructuring and related business transformation costs	12.3	6.3	25.2	20.5
Acquisition related expenses and non-cash charges	2.8	1.2	13.1	3.1
Environmental remediation loss reserve	-	-	-	0.9
Expenses related to public stock offerings	0.3	0.5	2.2	3.6
Establish public company financial reporting compliance	1.3	3.8	3.2	7.2
Stock-based compensation	1.1	9.8	2.9	166.0
Foreign currency transaction (gains) losses, net	(0.8)	1.7	(0.6)	6.3
Loss on extinguishment of debt	0.9	34.1	1.0	84.5
Shareholder litigation settlement recoveries	-	-	(4.5)	-
Other adjustments	0.7	1.4	0.4	3.5
Adjusted EBITDA	$182.2	$164.7	$492.1	$388.9
Minus:
Interest expense	$24.4	$30.1	$76.5	$115.4
Income tax provision, as adjusted	37.9	33.3	87.7	77.8
Depreciation expense	13.4	13.9	41.2	39.3
Amortization of non-acquisition related intangible assets	3.8	2.2	10.6	7.2
Adjusted Net Income	$102.7	$85.2	$276.1	$149.2
Free Cash Flow
Cash flows - operating activities	$103.8	$63.9	$298.3	$83.9
Minus:
Capital expenditures	11.3	9.6	32.1	36.4
Free Cash Flow	$92.5	$54.3	$266.2	$47.5

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES
 (Dollars in millions)
 (Unaudited)

	For the Three		For the Nine
	Month Period Ended		Month Period Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue
Industrials	$320.0	$288.2	$965.7	$819.0
Energy	298.8	301.6	814.1	719.4
Medical	70.5	59.8	197.3	172.0
Total Revenue	$689.3	$649.6	$1,977.1	$1,710.4
Segment Adjusted EBITDA
Industrials	$72.1	$63.1	$210.0	$173.7
Energy	94.9	98.6	242.5	199.2
Medical	20.5	16.8	54.4	46.9
Total Segment Adjusted EBITDA	$187.5	$178.5	$506.9	$419.8
Less items to reconcile Segment Adjusted EBITDA to
Income (Loss) Before Income Taxes:
Corporate expenses not allocated to segments	$5.3	$13.8	$14.8	$30.9
Interest expense	24.4	30.1	76.5	115.4
Depreciation and amortization expense	44.4	43.5	134.6	126.9
Sponsor fees and expenses	-	-	-	17.3
Restructuring and related business transformation costs	12.3	6.3	25.2	20.5
Acquisition related expenses and non-cash charges	2.8	1.2	13.1	3.1
Environmental remediation loss reserve	-	-	-	0.9
Expenses related to public stock offerings	0.3	0.5	2.2	3.6
Establish public company financial reporting compliance	1.3	3.8	3.2	7.2
Stock-based compensation	1.1	9.8	2.9	166.0
Foreign currency transaction (gains) losses, net	(0.8)	1.7	(0.6)	6.3
Loss on extinguishment of debt	0.9	34.1	1.0	84.5
Shareholder litigation settlement recoveries	-	-	(4.5)	-
Other adjustments	0.7	1.3	0.4	3.5
Income (Loss) Before Income Taxes	$94.8	$32.4	$238.1	$(166.3)